Exhibit 5.1

October 2, 2007

GlobalOptions Group, Inc.

75 Rockefeller Plaza

27th Floor

New York, New York 10019

GlobalOptions Group, Inc.

Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to GlobalOptions Group, Inc., a Delaware corporation (the “Company”), in connection with the filing of its registration statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the registration of (i) the offer and sale of (A) 4,500,000 shares of common stock, $0.001 par value per share (the “Common Stock”), by the Company (together with any additional shares of Common Stock that may be issued by the Company pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), the “Company Shares”) and (B) up to an additional 675,000 shares of Common Stock by the Company and/or certain selling stockholders named in the Registration Statement (the “Selling Stockholders”), if the underwriters exercise their over-allotment option (the “Over-Allotment Shares,” and, together with the Company Shares, the “Offering Shares”); and (ii) the resale by the selling stockholders named in the Registration Statement of an aggregate of up to 7,979,603 shares of Common Stock (the “Selling Stockholders’ Shares” and, together with the Offering Shares, the “Shares”). This opinion letter is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-B promulgated under the Securities Act.

We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, the prospectuses forming a part thereof (the “Prospectuses”), the Certificate of Incorporation and By-laws, each as amended to date, and corporate proceedings of the Company, and such other documents, instruments and certificates of officers and representatives of the Company and of public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

October 2, 2007

On the basis of the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, we advise you that in our opinion, (i) upon payment and delivery in accordance with the applicable underwriting agreement approved by the Company and, in the case of any Over-Allotment Shares offered by the Selling Stockholders, upon conversion of shares of the Company’s Series C Convertible Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”) and/or Series D Convertible Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”), in accordance with the terms of the respective Certificates of Designations of the Series C Preferred Stock and Series D Preferred Stock, the Offering Shares will be duly and validly issued, fully paid and non-assessable and (ii) the Selling Stockholders’ Shares, to the extent previously issued, have been duly and validly issued and are fully paid and non-assessable and, if issuable upon conversion of the Series C Preferred Stock or the Series D Preferred Stock, when issued in accordance with the terms of the respective Certificates of Designations of the Series C Preferred Stock and Series D Preferred Stock, will be duly and validly issued, fully paid and non-assessable.

We express no opinion as to the effects of any laws, statutes, regulations or ordinances other than the General Corporation Law of the State of Delaware (the “DGCL”). In rendering our opinion, we have reviewed the Constitution of the State of Delaware and the DGCL, but not to the extent affected by other noncorporate law, and reported judicial decisions in the State of Delaware under the DGCL.

This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption “Legal Matters” in the Prospectuses. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is being furnished in connection with the issuance, offer and sale of the Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion does not constitute such prior written consent.

Very truly yours,

/s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP